                                                                    Exhibit 99.3


                                                                    PO Box 84013
                                                          Columbus GA 31908-4013
                                                               Tel. 800.784.5566

                                                      [GREENPOINT MORTGAGE LOGO]



TO: RWT HOLDINGS, INC.

     Re: Annual Statement as to Compliance by the Seller

     Pursuant to Section 6.04 of the Mortgage Loan Flow Purchase, Sale, and Servicing Agreement between GreenPoint Mortgage Funding, Inc. as Seller (the "Seller") and RWT Holdings, Inc. as Purchaser, dated as of August 1, 2002 (the "Agreement"), the undersigned officer of the Seller, hereby certifies as to the following:

          (i) a review of the activities of the Seller during the calendar year ended December 31, 2004 (the "Applicable Period") and of the Seller's performance under the Agreement has been made under the direct supervision of the undersigned officer; and

          (ii) to the best knowledge of the undersigned officer, based on such review, the Seller has fulfilled all of its obligations under the Agreement throughout the Applicable Period, and there has been no known default in the fulfillment of the Seller's obligations throughout such Applicable Period.


                                        Very Truly Yours

                                        GREENPOINT MORTGAGE
                                        FUNDING, INC.
                                        as Seller

                                        /s/ Roy Briggs
                                        -----------------------
                                        Name: Roy Briggs
                                        Title: Vice President




                AVISO IMPORTANTE PARA LAS PERSONAS HABLA ESPANOL
            Si usted no entiendo el contenido de esta carta por favor
                      obtonga una traduccion immediamente
       -----------------------------------------------------------------
                 2300 BROOKSTONE CENTRE PKWY  COLUMBUS GA 31904
      CUSTOMER SERVICE HOURS: MONDAY - FRIDAY, 8:30 AM - 8:00 PM, EASTERN
                           WWW.GREENPOINTSERVICE.COM